Exhibit 99.(b)(v)

AMENDMENT NO. 4 TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 4 dated as of September 5, 2019 (this “Amendment”), is entered into by and among TORTOISE MIDSTREAM ENERGY FUND, INC., a Maryland corporation, (f/k/a TORTOISE MLP FUND, INC.), as the Borrower (the “Borrower”) each Lender party hereto, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”).

Recitals

A.                The Borrower, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of June 15, 2015 as amended by that Amendment No. 1 dated June 12, 2017, that Amended No. 2 dated September 4, 2018 and that Amendment No. 3 dated June 12, 2019 (as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).

B.                 Borrower has requested to increase the Commitment by $20,000,000 as permitted under Section 2.12 of the Credit Agreement.

C.                The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement in order to effect the Increased Commitment.

D.                The Amendment is subject to the representations and warranties of the Borrower and upon the terms and conditions set forth in this Amendment.

Agreement

NOW, Therefore, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2. Amendments.

2.1      Schedule 2.01 of the Credit Agreement is hereby amended by amending and restating such Schedule in its entirety to read as set forth on the Third Amended and Restated Schedule 2.01 to this Amendment. Concurrently with this Amendment becoming effective the Borrower shall prepay the Committed Loans outstanding on the date of this Amendment to the extent necessary to keep the outstanding Committed Loans ratable with the revised Applicable Percentages as set forth on the Third Amended and Restated Schedule 2.01. The Borrower may request Loans to fund required prepayments; provided that such Loans shall not exceed the Aggregate Commitments as amended hereby.

SECTION 3. Representations And Warranties.      When the Borrower signs this Amendment, the Borrower represents and warrants to the Lenders and Administrative Agent that: (a) immediately after giving effect to this Amendment, no Default or Event of Default exists, (b) after giving effect to this Amendment, the representations and warranties in the Agreement are true in all material respects (or in all respects as to any representation or warranty which, by its terms, is qualified as to materiality) as of the date of this Amendment as if made on the date of this Amendment (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true in all material respects (or in all respects as to any representation or warranty which, by its terms, is qualified as to materiality) as of such earlier date), (c) the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (d) the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects and (e) as of the date of this Amendment and throughout the term of the Credit Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

SECTION 4. Expenses. The Borrower agrees to pay to the Administrative Agent upon demand, the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Administrative Agent may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 5. Reaffirmation. The Borrower (a) affirms all of its obligations under the Loan Documents and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection herewith do not operate to reduce or discharge the Borrower’s obligations under the Loan Documents.

SECTION 6. Conditions. The effectiveness of this Amendment is conditioned upon the Administrative Agent receipt of the following items, in form and substance reasonably acceptable to the Administrative Agent:

6.1              A fully executed counterpart of this Amendment from the Borrower and any guarantor and/or collateral pledgor.

6.2              The delivery of an officer certificate by a Responsible Officer of the Borrower certifying (i) resolutions adopted by the Borrower approving and consenting to this Amendment, (ii)  incumbency, the articles of incorporation, the bylaws and the existence and good standing of the Borrower, and (iii) providing certifications as to no Default and representations and warranties substantially as set forth in Section 3 to this Amendment.

6.3              The delivery of a Form U-1 by the Borrower in form and substance satisfactory to the Administrative Agent.

6.4              KYC Information.

(a)      Upon the request of the Lenders or Administrative Agent, the Borrower shall have provided to the Lender or Administrative Agent, and the Lender or Administrative Agent shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

(b)      If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Lenders and Administrative Agent if so requested.

6.5              Payment by the Borrower to the Administrative Agent (i) for the account of the Lenders on a pro rata basis in accordance with their respective Commitments an upfront fee equal to $17,674.00, and (ii) of all other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, including any fees required to be paid under Section 5 of this Amendment.

6.6              The Administrative Agent shall have received an opinion or opinions of counsel for the Borrower, dated the date of this Amendment and addressed to the Administrative Agent and the Lenders which shall be in form and substance satisfactory to the Administrative Agent.

6.7              Receipt of all other documents and legal matters in connection with the transactions contemplated by this Amendment, reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 7. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, shall remain in full force and effect.

SECTION 8. Governing Law; Consent To Jurisdiction; Service Of Process; Waiver Of Jury Trial.

8.1              THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

8.2              The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 9. No Actions, Claims, Etc. As of the date hereof, the Borrower hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

SECTION 10. General Release. In consideration of the Lenders’ and Administrative Agent’s willingness to enter into this Amendment, the Borrower hereby releases and forever discharges the Lenders and Administrative Agent and the Lenders’ and Administrative Agent’s, respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (collectively, the “Bank Group”), from any and all presently existing claims, demands, damages, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against any of the Bank Group arising out of facts or events in any way related to the Loan Documents and/or the loan transactions evidenced thereby and which have occurred on or prior to the date hereof.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

SECTION 12. Successors And Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13. Further Assurances. The Borrower agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 14. Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

TORTOISE MIDSTREAM ENERGY FUND, INC.

By:	/s/ P. Bradley Adams
Name:	P. Bradley Adams
Title:	Chief Executive Officer

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Denise Jones
Name:	Denise Jones
Title:	Vice President

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Alok Jain
Name:	Alok Jain
Title:	Senior Vice President

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Kevin Chan
Name:	Kevin Chan
Title:	Director

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lucas Bross
Name:	Lucas Bross
Title:	Vice President

Tortoise Midstream Energy Fund- Amendment No. 4 to Amended and Restated Credit Agreement

THIRD AMENDED AND RESTATED SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$66,500,000.00	47.500000000%
The Bank of Nova Scotia	$32,666,666.67	23.333333333%
U.S. Bank National Association	$40,833,333.33	29.166666667%
Total	$140,000,000.00	100.000000000%

Third Amended and Restated Schedule 2.01 to Amended and Restated Credit Agreement